U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 30, 2003



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                      URBAN TELEVISION NETWORK CORPORATION
             (Exact Name of registrant as specified in its Charter)




        Nevada                       33-58972                    22-2800078
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(State of Incorporation)        Commission File No.            (IRS Employer
                                                             Identification No.)



18505 Highway 377 South, Fort Worth, TX                             76126
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, (   817   )      512       -      3033
                               -----------  -------------   ---------------




                     (Registrant's former name and address)

Item 1.  Change in Control of Registrant.

         On October 30, 2003, we completed a stock subscription agreement with Wright Entertainment, LLC, a Nevada limited liability company. We sold Fourteen Million (14,000,000) common shares for Seven Million ($7,000,000) Dollars or Fifty ($0.50) Cents per share. The stock sale was structured as an installment stock sale. The terms of the stock sale are as follows: $500,000 down, the $6,500,000 balance payable on a promissory note at $875,000 Dollars quarterly, including 6% interest on the declining balance. The first $875,000 installment payment will be due December 31, 2003. All of the shares have been pledged as security for the promissory note and will be physically held by the company. Additionally, the board of directors authorized the payment of Four Million (4,000,000) common shares to Wright Entertainment for executive management services. This compensation stock was valued at Fifty ($0.50) Cents per share consideration.

         On  October  30,  2003,  seven of our  shareholders  sold Four  Million
(4,000,000) common shares to Wright Entertainment, LLC for Two Million ($2,000,000) Dollars. The stock sale was structured as an installment stock sale. The terms of this sale are $100,000 down, the $1,900,000 Dollar balance payable on a promissory note at $250,000 Dollars quarterly, including 6% interest on the declining balance. The first installment payment will be due December 31, 2003. The selling shareholders were Richard Halden, Laura S. Moseley, Jonathan Moseley, Travis TeSelle, Marc Pace, Stanley Woods and Timothy Halden.

         In summary, Wright Entertainment has acquired a total of Twenty-two Million (22,000,000)common shares of our company's common stock, 18,000,000 directly from the company and 4,000,000 from selling shareholders. With this purchase, our total issued and outstanding common stock has risen to 43,729,636 shares. Wright has acquired a 50.3% majority interest in our company's common stock. These shares issued above were issued in a private transactions pursuant to Section 4(1) and 4(2) of the Securities Act of 1933, as amended. These shares are considered restricted securities and may not be publicly resold unless registered for resale with appropriate governmental agencies or unless exempt from any applicable registration requirements.

         Wright Entertainment has given Randy Moseley an irrevocable common stock proxy to vote all of our company shares acquired by Wright until Wright has satisfied its purchase obligations. We anticipate that we may release Wright's pledged company shares and voting proxies, on a pro-rata basis, as Wright makes its quarterly payments on the note.

Item 5.  Other Events and Regulation FD Disclosure.

         On October 30, 2003, the Board of Directors nominated Lonnie G. Wright, as the Chairman of the Board of Directors and President, Chief Executive Officer replacing Randy Moseley. Mr. Moseley will continue to serve the company as a board director, Executive Vice President and Chief Financial Officer. In connection with Wright Entertainment's stock purchase, our board of directors amended the By-Laws increasing the number of board seats. The board nominated four new board members and officer positions. Justin Nemec resigned his board seat creating a vacancy. Conrad Bullard was named board director and Executive Vice President of Development and Productions. Anthony K. Campbell was named board director and Executive Vice President of Programming. C. Bruno Olivier was named board director and Executive Vice President of Marketing and Corporate Operations. Joseph R. Miles III was named board director and Executive Vice President of Network Operations.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Urban Television Network Corporation
Dated: October 30, 2003
                                             /s/ Randy Moseley
                                            ------------------------------------
                                            By: Randy Moseley
                                            Title: President